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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             3-D GEOPHYSICAL, INC.


                         Pursuant to Section 245 of the
                            General Corporation Law
                            of the State of Delaware



                 3-D Geophysical, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                 1.  That the name of the Corporation is 3-D Geophysical, Inc.

                 2. That the Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on the 29th day of March, 1995.

                 3. That this Amended and Restated Certificate of Incorporation amends and restates in its entirety the Certificate of Incorporation of the Corporation.

                 4. That the text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                           FIRST:  The name of the Corporation is 3-D
Geophysical, Inc.

                          SECOND: The address of the Corporation's registered
office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                          THIRD:  The nature of the business or purposes to be
conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("GCL").

                          FOURTH: The total number of shares of all classes of
stock which the Corporation shall have authority to issue is twenty-six million (26,000,000) shares, of which one million (1,000,000) shall be designated Preferred Stock, par value $.01 per share (hereinafter the "Preferred Stock"), and twenty-five million (25,000,000) shall be designated Common Stock, par value $.01 per share (hereinafter the "Common Stock").
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                          A.      PREFERRED STOCK:

                 Shares of Preferred Stock may be issued from time to time, in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be
cumulative, if made cumulative.   The voting powers, designations and
preferences and the relative, participating, optional or other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph C of this Article FOURTH, the Board of Directors of the Corporation hereby is expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers, designations and preferences, the relative, participating, optional or other special rights and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                 (a) the distinctive designation of, and the number of shares of Preferred Stock which shall constitute, such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                 (b) the rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or any other class or classes of stock of the Corporation and whether such dividends shall be cumulative or non-cumulative;

                 (c) the right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                 (d) whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

                 (e) the terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series;

                 (f)      the restrictions, if any, on the issuance of shares
of the same or any other class or classes or of any series of the same or any other class or classes of stock of the Corporation;
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                 (g)      the rights, if any, of the holders of Preferred Stock
of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation; and

                 (h) the voting powers, if any, of the holders of such series of Preferred Stock which, without limiting the generality of the foregoing, may be equal to, more than or less than one vote per share and may include the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, or, together with any other class or classes or series of any other class or classes of stock of the Corporation, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

                          B.      COMMON STOCK:

                 1. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

                 2. After distribution in full of the preferential amount, if any (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Common Stock, subject to the rights, if any, of the holders of Preferred Stock to participate therein (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively.

                 3. Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to the provisions of Paragraph A of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

                          C.      OTHER PROVISIONS:

                 1. No holder of any of the shares of any class or series of stock, options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any





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unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any issuance of or any increase in the authorized capital stock of the Corporation of any class or series, or bonds, debentures, certificates of indebtedness, notes or other securities convertible into or exchangeable for stock of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized shares of stock of any class or series or securities convertible into or exchangeable for stock of any class or series, or carrying any right to purchase stock of any class or series, may be issued and disposed of pursuant to a resolution of the Board of Directors to such persons, firms, corporations or other entities, for such consideration and upon such terms as the Board of Directors may determine.

                 2. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph A of this Article FOURTH and the consent, by class or series vote or otherwise, of the holders of each of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to the provisions of Paragraph A of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

                 3. Subject to the provisions of subparagraph 2 of this Paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine, for such consideration and upon such terms as the Board of Directors may determine.

                 4. Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine, for such consideration and upon such terms as the Board of Directors may determine.

                 5. The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

                          FIFTH:           The following provisions are
inserted for the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

                 (a) The business and affairs of the Corporation shall be managed by a Board of Directors. The Board of Directors (exclusive of directors (the "Preferred Stock





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Directors") who may be elected by the holders of any one or more series of
Preferred Stock which may at any time be outstanding, voting separately as a class or classes pursuant to rights to elect directors under specified circumstances), shall consist of one or more members, the exact number of whom shall be fixed by or pursuant to the By- laws of the Corporation.

                 (b) The Board of Directors (exclusive of Preferred Stock Directors, if any) shall be divided, with respect to the time for which the directors severally hold office, into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders subsequent to the consummation of the initial public offering of the Common Stock of the Corporation that is registered under the Securities Act of 1933, as amended, the term of office of the second class to expire at the second annual meeting of stockholders after such public offering and the term of office of the third class to expire at the third annual meeting of stockholders after such public offering, with each director to hold office until his or her successor shall have been duly elected and qualified or until the earlier death, resignation or removal of such director. At each annual meeting of stockholders commencing with the first annual meeting after the division of directors into classes, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, each director so elected to hold office until his or her successor shall have been duly elected and qualified or until the earlier death, resignation or removal of such director. If the number of directors (other than Preferred Stock Directors, if any) is changed, any increase or decrease shall be apportioned by the Board of Directors among the three classes so that the number in each class shall be as nearly equal as possible. The persons serving as Directors in each class shall be determined by resolution of the Board of Directors. The election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

                 (c) Any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal from office of a director or directors, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled in accordance with the provisions set forth in the By-laws of the Corporation.

                 (d) Subject to the rights of the holders of any one or more series of Preferred Stock (and notwithstanding the fact that some lesser percentage may be specified by law), any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of shares of stock entitled to vote generally in the election of directors ("Voting Stock") representing at least 80% of the voting power of all outstanding shares of Voting Stock, voting as a single class, in addition to any other vote required by law, this Certificate of Incorporation or the By-laws of the Corporation.

                          SIXTH:  (a) Subject to the rights of the holders of
any one or more series of Preferred Stock, no action relating to the business or affairs of the Corporation may be taken by the stockholders, except such actions as are taken at an annual





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or special meeting of stockholders.  Special meetings of stockholders may only be called by the Chairman of the Board, the President or Secretary of the Corporation upon the written request, stating the purpose of such meeting, of a majority of the Board of Directors or of the Executive Committee thereof.

                 (b) No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action, is specifically denied.

                          SEVENTH:         Except as otherwise provided in
paragraph (c) of this Article SEVENTH, and in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

                  (a) The stockholders have the right and are expressly authorized to adopt, amend or repeal provisions of this Certificate of Incorporation by the affirmative vote of the holders of Voting Stock representing at least a majority of the voting power of all outstanding shares of Voting Stock, voting together as a single class; and

                 (b) The Board of Directors and the stockholders, by the affirmative vote of the holders of Voting Stock representing at least a majority of the voting power of all outstanding shares of Voting Stock, voting together as a single class, shall have the right and are expressly authorized to adopt, amend or repeal provisions of the By-laws of the Corporation.

                 (c)      Notwithstanding the provisions of paragraphs (a) and
(b) or this Article SEVENTH, the provisions of Articles FIFTH and SIXTH and this paragraph (c) of Article SEVENTH of this Certificate of Incorporation and the provision of Sections 2 and 6 of Article II of the By-laws of the Corporation relating to the number of the members of the Board of Directors and the removal of Directors, respectively, shall not be modified, amended or repealed without the affirmative vote of the holders of Voting Stock representing at least 80% of the voting power of all outstanding shares of Voting Stock, voting as a single class, in addition to any other vote required by law, this Certificate of Incorporation or the By-laws of the Corporation..

                          EIGHTH: (a)      The Corporation shall to the fullest
extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the GCL, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify each person who is or was a director or officer of the Corporation or of any of its subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or of any of its subsidiaries, or is or was at any time serving, at the request of the Corporation, as a director, officer, employee or agent of





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another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against all expense, liability and loss (including, but not limited to, reasonable attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such proceeding); provided, however, that, except as provided in Paragraph (e) of this Article EIGHTH, the Corporation shall not be obligated to indemnify any person under this Article EIGHTH in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was not authorized by the Board of Directors of the Corporation and was initiated by such person against (i) the Corporation or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries and/or (iii) any person or entity which controls or controlled, is or was controlled by or is or was under common control with the Corporation or has or had business relations with the Corporation or any of its subsidiaries.

                 (b) The right to indemnification conferred in this Article EIGHTH shall be a contract right, shall continue as to a person who has ceased to be a director or officer of the Corporation or of any of its subsidiaries and shall inure to the benefit of his or her heirs, executors and administrators, and shall include the right to be paid by the Corporation the expenses incurred in connection with the defense or investigation of any such proceeding in advance of its final disposition; provided, however, that if and to the extent that Delaware law so requires, the payment of such expense in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer or former director or officer, reasonably satisfactory to the Corporation, to repay all amounts so advanced if it shall ultimately be determined that such director or officer or former director or officer is not entitled to be indemnified by the Corporation.

                 (c) The Corporation's obligation to indemnify and to pay expenses in advance of the final disposition of a proceeding under this Article EIGHTH shall arise, and all rights and protection granted to directors and officers under this Article EIGHTH shall vest, at the time of the occurrence of the transaction or event to which any proceeding relates, or at the time that the action or conduct to which any proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when any proceeding is first threatened, commenced or completed.

                 (d) Notwithstanding any other provision of this Certificate of Incorporation or the By-laws of the Corporation, no action by the Corporation, either by amendment to or repeal of this Article EIGHTH or the By-laws of the Corporation or otherwise, shall diminish or adversely affect any right or protection granted under this Article EIGHTH to any director or officer or former director or officer of the Corporation or of any of its subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

                 (e) If a claim for indemnification and/or for payment of expenses in advance of the final disposition of a proceeding arising under this Article EIGHTH is not paid in full by the Corporation within thirty days after a written claim therefor has been





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received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in substantial part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

                 (f) The right to indemnification and the payment of expenses incurred in connection with the defense or investigation of a proceeding in advance of its final disposition conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws of the Corporation, any insurance policy, agreement, vote of stockholders or disinterested directors or otherwise.

                 (g)      In addition to the persons specified in subparagraph
(a) of this Article EIGHTH, the Corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.

                          NINTH:   A director of the Corporation shall not be
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payment of an unlawful dividend or unlawful repurchase or redemption of the Corporation's securities under Section 174 of the GCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the GCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                 5. Each share of Common Stock, par value $.01 per share, of the Corporation which is issued and outstanding, or held in the treasury of the Corporation, shall be changed as of the Effective Time (as hereinafter defined) into 2717.66 shares of Common Stock, par value $.01 per share, of the Corporation. As soon as practicable after the Effective Time, each holder of shares of Common Stock shall, upon presentation of one or more certificates representing such shares for surrender to the Corporation or to its agent designated for that purpose, be entitled to receive in exchange therefor certificates representing the number of whole shares of Common Stock into which such shares of Common Stock shall have been changed as set forth in this paragraph 5. Until so surrendered, each certificate which prior to the Effective Time represented shares of Common Stock shall be deemed, for all purposes, to evidence ownership of the number of whole shares of Common Stock which the holder thereof would be entitled to receive upon its surrender to the Corporation pursuant to the provisions of this paragraph 5. No fraction of a share of Common Stock will be issued upon such exchange of shares of Common Stock, but any holder of shares of Common Stock who would otherwise, pursuant to the provisions of this paragraph 5, be entitled to a fraction





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of a share of Common Stock shall instead receive a number of whole shares of
Common Stock determined by rounding such fraction to the nearest whole number, with any fraction of .5 or more being rounded up to the next higher whole number and any fraction of less than .5 being rounded down to the next lower whole number. The number of whole shares of Common Stock to which a holder of certificates for Common Stock shall be entitled pursuant to the provisions of this paragraph 5 shall be computed on the basis of the aggregate number of shares of Common Stock represented by all such certificates registered in the name of such holder. The Effective Time shall be on the same day as, and immediately prior to, the closing of the Corporation's initial public offering of Common Stock that is registered under the Securities Act of 1933, as amended.

                 6. This Amended and Restated Certificate of Incorporation was declared advisable by the Board of Directors of the Corporation and was duly adopted by the Board of Directors in accordance with the provisions of Sections 242 and 245 of the GCL and was duly adopted by the stockholders entitled to vote thereon in accordance with the provisions of Section 228 of the GCL.

                 IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chairman of the Board on this 31st day of January, 1996.



                                        3-D GEOPHYSICAL, INC.



                                              /s/ JOEL FRIEDMAN
                                        ------------------------------------
                                                 Joel Friedman,
                                                 Chairman





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